CHINA FORESTRY INC

SECURITIES ISSUANCE AGREEMENT

1.         Issuance.

As the consideration for the entry of the exclusive business corporation and management agreement, exclusive option agreement, Equity Interest Pledge Agreement, and Power of Attorneys between Xi’An Qi Ying Bio-Tech Limited 西安企盈生物科技有限公司and Shaanxi Yifuge Investments and Assets Co, Ltd陕西颐福阁投资置业有限责任公司(“VIE agreements”), China Senior Living Industry International Holding Corporation, (formerly known as “China Forestry Inc.”),, a Nevada corporation (the "Company") agree to issue the following shares of common stock to the following individuals:

Total Number of Shares of Common Stock Issued:

33,600,000

To: Jingcao Wu

2.          Company’s Representations and Warranties.

The Company represents and warrants to the undersigned as follows that the Company is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Shares. This agreement is entered and shall be performed and governed under the laws of New York

3           Entire Agreement.  This Agreement and the documents referenced herein contain the entire agreement of the parties.

INVESTOR:

By: /s/ Jingcao Wu

Name of Shareholder: Jingcao Wu

China Senior Living Industry International Holding Corporation

(formerly known as “China Forestry Inc.”)

By:/s/ Shengli Liu

Name:	Shengli Liu
Title:	President

Date: September 29, 2015